EXHIBIT 19.1

SURMODICS, INC.

SECURITIES TRADING POLICY

I.
Purpose and Policy Statement

Federal and state securities laws make it illegal for anyone to trade in a company’s securities while in possession of material, nonpublic information relating to that company. Therefore, it is a violation of the policies of Surmodics, Inc. (“Surmodics” or the “Company”) for any officer, director, or employee of the Company (i) to trade in the securities of Surmodics while aware of “material nonpublic information” concerning Surmodics; (ii) to trade in the securities of any other company while aware of “material nonpublic information” concerning the other company that was obtain through employment by, or another relationship with, Surmodics; or (iii) to communicate, “tip” or disclose such material nonpublic information to outsiders who may trade in securities of Surmodics or another company based on that information. To prevent even the appearance of improper insider trading or tipping, the Company has adopted this Securities Trading Policy (“Policy”) for all of its directors, officers and employees and their immediate family members who share the same household.

The consequences of prohibited insider trading or tipping can be severe. Violation of this Policy by any officer or employee may result in disciplinary actions up to and including immediate termination of employment for cause. Moreover, persons violating insider trading or tipping rules may be required to:

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disgorge the profit made or the loss avoided by the trading, whether received by the insider or someone receiving a tip;
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pay significant civil penalties; and
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pay a criminal penalty and serve time in jail.

In addition to individual penalties, the Company may also be required to pay civil or criminal penalties.

II.
Scope
A.
 Covered Persons

This Policy covers all directors, officers and employees of the Company and their respective immediate family members living in the same household (each a “Covered Person”).

B.
Covered Transactions

The Policy applies to all transactions in the securities of Surmodics. For purposes of the Policy, the Company’s securities include its common stock, options to purchase or sell common stock and any other type of securities that Surmodics may issue, such as preferred stock, convertible debentures, warrants and exchange-traded options or other derivative securities and short sales (collectively, “Company Securities”). Transactions in Company Securities include not only market transactions, but also private sales of Company Securities, pledges of Company Securities to secure a loan or margin account, as well as charitable donations of Company Securities.

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The Policy also applies to transaction in the securities of any other company, including our licensees, customers or suppliers, about which a Covered Person obtained material, nonpublic information in the course of their employment or other relationship with Surmodics. Covered Persons are prohibited from buying or selling the stock of the Company’s licensees, customers or suppliers when the Covered Person is in possession, due to their employment or other relationship with Surmodics, of material nonpublic information about that party.

III.
Section 16 Persons and Designated Employees
A.
Section 16 Persons.

Each member of the Company’s Board of Directors (“Board”) and those officers of the Company designated by the Board to be Section 16 officers of the Company (together with members of the Board, “Section 16 Persons”) are subject to the reporting provisions and trading restrictions of Section 16 of the Securities Exchange Act of 1934 and the underlying rules and regulations promulgated by the United States Securities and Exchange Commission (“SEC”). Section 16 Persons must obtain prior approval of all trades in Company Securities from the Company’s Compliance Officer (defined in Section IX of this Policy) in accordance with the procedures set forth in Annex A.

B.
Designated Employees.

In addition to Section 16 Persons, the Compliance Officer may designate additional employees as “Designated Employees.” Designated Employees are those employees, including managers, certain financial employees, and certain sales employees, who the Company considers to have regular access to material nonpublic information about the Company. In addition to the Policy’s general proscription against insider trading or tipping, Designated Employees must comply with additional trading restrictions detailed below.

IV.
Definition of “Material Nonpublic Information”
A.
Material Information

“Material Information” is any information about the Company that a reasonable investor would consider important in making an investment decision to buy, sell, or hold Company Securities. If an investor would want to buy or sell securities based in part on the information, the information should be considered material. In simple terms, Material Information is any type of information that could reasonably be expected to affect the price of Company Securities. While it is not possible to identify all information that would be deemed “material,” the following types of information ordinarily would be considered material:

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financial performance, especially quarterly and year-end revenue and earnings;
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significant changes in revenues, market share, production scheduling, product pricing or mix of sales;
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significant changes in financial performance outlook or liquidity of the Company as a whole or of a reporting segment of the Company’s business;
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company projections that significantly differ from external expectations;
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potential mergers and acquisitions or the sale of significant Company assets or subsidiaries;

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new major contracts, orders, suppliers, customers or finance sources, or the loss thereof;
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major discoveries or significant changes or developments in products or product lines, research or technologies;
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the results of clinical trials or studies of the Company’s products;
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approvals or denials of requests for regulatory approval or clearance by government agencies of products, patents or trademarks;
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significant changes or developments in supplies or inventory, including significant product defects, recalls or product returns;
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stock splits, public or private securities/debt offerings or changes in Company dividend policies or amounts;
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significant changes in management;
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actual or potential exposure to major litigation, or the resolution of such litigation;
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imminent or potential changes in the Company’s credit rating by a rating agency;
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the contents of forthcoming publications that may affect the market price of Company Securities;
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statements by stock market analysts regarding the Company and/or its securities;
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analyst upgrades or downgrades of a Company Security;
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significant changes in accounting treatment, write-offs or effective tax rate;
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significant labor disputes or negotiations, including possible strikes;
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gain or loss of a substantial customer or supplier; or
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a significant cybersecurity incident experienced by the Company.

If a Covered Person is unsure whether particular nonpublic information is material, the Covered Person should presume that it is material and consult with the Compliance Officer before disclosing such information or trading in any securities of a company to which such information relates.

B.
“Nonpublic” Information

Information is considered “nonpublic” until it has not been widely disseminated to the public through SEC filings, major newswire services, national news services, and financial news services and there has been sufficient time for the market to digest that information. For the purposes of this Policy, information will be considered public at the beginning of the second trading day after the Company’s widespread public release of the information. For example, if the Company announces a significant acquisition on a Thursday after the close of markets, Covered Persons with prior knowledge of the acquisition may not trade in Company Securities until the beginning of the next Monday (assuming no intervening holidays).

V.
Statement of Company Policy and Procedures
A.
Prohibited Activities

No Covered Person may trade in, donate, or make a gift of, Company Securities while aware of material nonpublic information concerning the Company.

No Covered Person may trade in, donate, or make a gift of, Company Securities during any special trading blackout periods as designated by the Compliance Officer. The duration of any blackout period as

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well as those Covered Persons subject to the blackout shall be determined by the Compliance Officer. Moreover, the Covered Person will not disclose to any person the applicability of a special blackout period without prior permission of the Compliance Officer.

No Section 16 Person may trade in Company Securities without prior approval of the Compliance Officer under the procedures set forth in Annex A. To the extent possible, Section 16 Persons and Designated Employees should retain all records and documents that support their reasons for making each trade.

No Section 16 Person or Designated Employee may trade in Company Securities outside of the applicable “trading windows” described below.

The Compliance Officer may not trade in Company Securities unless the trade(s) have been approved by the Chief Financial Officer or Chief Executive Officer in accordance with the procedures set forth in Annex A.

No Covered Person may “tip” or disclose material nonpublic information concerning the Company or any other company to any outside person, including family members, even if that person is expected to hold such “tip” in confidence, unless required as part of that Covered Person’s regular duties for the Company or authorized by the Compliance Officer. In the case of inadvertent disclosure to an outside person, the Covered Person must advise the Compliance Officer as soon as the inadvertent disclosure has been discovered. To protect against inadvertent disclosures, all inquiries and requests for information regarding the Company or the Company’s revenues or customers (e.g., from the media, stockbrokers or securities analysts) should be referred to the Compliance Officer or Chief Financial Officer.

No Covered Person may give trading advice of any kind about Company Securities to anyone, whether or not such Covered Person is aware of material nonpublic information about the Company.

Without the specific prior approval of the Compliance Officer, the Chief Executive Officer, or the Audit Committee, no Covered Person shall accept outside employment, as a consultant, independent contractor or employee, where the Covered Person is being compensated for the Covered Person’s knowledge of the Company or the potential products of the Company.

Without the specific prior approval of the Compliance Officer, the Chief Financial Officer, the Chief Executive Officer, or the Audit Committee, no Covered Person other than the Chief Executive Officer or Chief Financial Officer shall respond to stock market rumors or otherwise make any public statements regarding the Company’s securities or its financial prospects. This includes responding to or commenting on Internet-based bulletin boards or social media platforms. If a Covered Person becomes aware of any rumors or false statements regarding Material Information or Company Securities, the Covered Person should report it to the Compliance Officer.

B.
Anti-Hedging and Anti-Pledging Policy

No Covered Person may, at any time, (i) trade in publicly-traded options, puts, calls, or other derivative instruments related to Company Securities or (ii) purchase financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options,

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equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any Company Securities.

No Section 16 Person may hold Company Securities in a margin account or pledge Company Securities for a loan.

C.
Trading Windows and Blackout Periods

Provided that no other restrictions on trading in Company Securities apply, Section 16 Persons and Designated Employees may trade in Company Securities during and only during the period beginning on the second day following the Company’s widespread public release of quarterly or year-end earnings and ending on the last trading day of the second month following the end of the preceding quarter. For example, if the Company issues an earnings release on a Wednesday, before markets open, Section 16 Persons and Designated Employees may begin trading in Company Securities the next day on Thursday, assuming no intervening holidays.

Notwithstanding the provisions above, any Section 16 Person or Designated Employee who is aware of material nonpublic information concerning the Company may not trade in Company Securities even during an open trading window until the second trading day after the Company’s widespread public release of such information.

No Covered Persons identified by the Compliance Officer as being subject to a special blackout period may trade in Company Securities during such special blackout period. The Compliance Officer may, following consultation with the Chief Financial Officer or Chief Executive Officer, declare such special blackout periods from time-to-time as conditions warrant. No Covered Person, whether or not subject to a special black out period, may disclose to any outside third party that a special blackout period has been designated.

VI.
Exceptions to Application of Policy
A.
Employee Benefit Plans

Employee Stock Purchase Plan. The trading prohibitions and restrictions set forth in this Policy do not apply to (i) periodic contributions by employees to the Surmodics, Inc. 1999 Employee Stock Purchase Plan; or (ii) contributions to, or purchases in accordance with, The Surmodics, Inc. Share Participation Scheme, in each case, pursuant to the terms and conditions of such plan. However, no officer or employee may alter his or her instructions regarding the purchase of Company Securities in such plans:

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while aware of material nonpublic information; and
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in the case of Section 16 Persons and Designated Employees, while any applicable trading window is closed, or applicable special blackout period is in effect.

Equity Incentive Plans. Covered Persons may exercise company stock options where no Company stock is sold in the market irrespective of any trading window or blackout period. Exempt option exercises include “net” exercises where some of the shares issuable upon an option’s exercise are withheld to pay

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the exercise price or for tax purposes. Cashless sales, transactions where company stock is sold to pay for exercising the options, are considered to be transactions in Company Securities under this Policy and must comply with the provisions of this Policy, including the applicability of any prior approval and trading window or blackout period requirements as they may apply to a Covered Person. No cashless sale is permitted when the insider is in possession of material, nonpublic information, except pursuant to a Rule 10b5-1 Plan, as provided below.

B.
 Rule 10b5-1 Plans

Exchange Act Rule 10b5- 1 was adopted by the SEC to protect persons from insider trading liability for transactions under a written trading plan previously established at a time when the insider did not possess material nonpublic information. Under a properly established 10b5-1 plan with respect to securities (a “10b5-1 Plan”), Covered Persons may complete transactions in Company Securities at any time, including during blackout periods and outside trading windows or even when the Covered Person possesses material nonpublic information. Thus, a 10b5-1 Plan offers an opportunity for Covered Persons to establish a systematic program of transactions in Company Securities over periods of time that might include periods in which such transactions would otherwise be prohibited under the federal securities laws or this Policy. A variety of arrangements can be structured to meet the requirements of Rule 10b5‑1. In particular, a 10b5-1 Plan can take the form of a blind trust, other trust, pre-scheduled stock option exercises and sales, pre-arranged trading instructions and other brokerage and third-party arrangements over which the Covered Person has no control once the plan takes effect.

Covered Persons who wish to implement a 10b5-1 Plan must first obtain approval of the plan by the Compliance Officer. To be eligible for approval, the 10b5-1 Plan:

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must be established during an open trading window (and not during any black out period);
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must be in writing;
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must either irrevocably set forth the future date or dates on which purchase or sale of securities are to be made, the prices at which the securities are to be purchased or sold, the broker who will be responsible for effecting the transactions (or method of transaction if not through a broker), or provide a formula for determining the price of the securities to be purchased or sold and the date or dates on which the transactions are to be completed;
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may not permit the direct or indirect exercise of any influence over the timing or terms of the purchase or sale by the Covered Person;
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must comply with all requirements established by the SEC regarding 10b5-1 Plans (such as a cooling-off period between when a plan is adopted and when the first trade under it may occur, a prohibition on having multiple 10b5-1 Plans in effect at the same time, or delays between the cancellation of one plan and the adoption of another); and
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may not take effect until after the plan is approved by the Compliance Officer.

The Compliance Officer will maintain a copy of all 10b5-1 Plans.

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The Covered Person must provide the Compliance Officer with written notice of any termination or modification to a 10b5-1 Plan. No modification may become effective until it is approved by the Compliance Officer.

VII.
Reporting of Violations

Any Covered Person who violates this Policy or any federal or state law governing insider trading or tipping or knows of any such violation by any other Covered Person, must report the violation immediately to the Compliance Officer. Upon receipt of notice of a potential violation of this Policy, the Compliance Officer:

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shall make inquiry, including with assistance of outside counsel, to determine whether a violation may have occurred;
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shall report the potential violation of this Policy to the Audit Committee if the Compliance Officer concludes a violation occurred or if the Compliance Officer is unable to conclude that no violation occurred; and
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upon determining that any such violation has occurred, in consultation with the Chair of the Audit Committee of the Board, will determine whether the Company should release any material nonpublic information.

If the Compliance Officer or Audit Committee determines that a violation of the Policy occurred, they may discipline the Covered Person, including by immediate termination of employment. The Audit Committee may also report the violation to federal or state law enforcement agencies and/or the applicable stock exchange.

VIII.
Inquiries

Please direct all inquiries regarding any of the provisions or procedures of this Policy to the Compliance Officer.

IX.
Securities Trading Compliance Officer

The Company has designated its General Counsel as its Securities Trading Compliance Officer (“Compliance Officer”). The Compliance Officer will review and either approve or prohibit all proposed trades by Section 16 Persons in accordance with the procedures set forth above.

In addition to the trading approval duties described above, the duties of the Compliance Officer include the following:

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administering this Policy and monitoring and enforcing compliance with all Policy provisions and procedures;
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with the assistance of the Human Resources Department, overseeing the training of new and existing officers, directors, employees and others on the requirements of this Policy;

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responding to all inquiries relating to this Policy and its procedures;
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designating and announcing special trading blackout periods during which Covered Persons, who the Compliance Officer determines, may not trade in Company Securities;
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administering, monitoring and enforcing compliance with all federal, state, and stock exchange insider trading statutes, regulations and rules;
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proposing recommendations for revisions to the Policy to the Board of Directors as necessary to reflect changes in insider trading laws, regulations or rules of any federal or state governmental body, or stock exchange; and
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maintaining as Company records originals or copies of all documents required by the provisions of this Policy or the procedures set forth herein, and copies of all required SEC reports relating to insider trading.

The Compliance Officer may designate one or more individuals who may perform the Compliance Officer’s duties in the event that the Compliance Officer is unable or unavailable to perform such duties.

EXHIBIT 19.1

SURMODICS, INC.

SECURITIES TRADING POLICY

ANNEX A – ADDITIONAL PROVISIONS

APPLICABLE TO SECTION 16 PERSONS

In addition to the provisions set forth above, the following provisions apply to Section 16 Persons:

I.
Procedures for Approving Trades by Section 16 Persons

To provide assistance in preventing inadvertent violations and avoiding even the appearance of an improper transaction (which could result, for example, where an officer engages in a trade while unaware of a pending major development), all transactions in Company Securities (acquisitions, dispositions, transfers, etc.) by Section 16 Persons must be pre‑cleared by the Compliance Officer. If a Section 16 Person contemplates a transaction, they should contact the Compliance Officer in advance. This requirement does not apply to stock option exercises but would apply to open market sales of option stock.

If the Compliance Officer desires to complete any trades involving Company Securities, he or she must first obtain the approval of the Chief Executive Officer or the Chief Financial Officer of the Company.

The existence of the foregoing approval procedures, or prior approvals under it, do not in any way obligate the Compliance Officer (or, in the case of any trade by the Compliance Officer, the Chief Executive Officer or the Chief Financial Officer of the Company) to approve any trades requested by Section 16 Persons.

All trades approved under this section must be consummated within five trading days of the approval (the “Approval Period”). Provided, however, if the Section 16 Person comes into possession of material nonpublic information before trading, the Section 16 Person may not trade. Trades not exercised within the Approval Period require new approval from the Compliance Officer.

II.
Compliance with Rule 144

Rule 144 under the Securities Act of 1933, as amended (the “Act”) provides a non-exclusive safe harbor exemption to the registration requirements of the Act for certain resales of “control securities.” “Control securities” are any Company Securities owned by directors, executive officers or other “affiliates” of the issuer, including stock purchased in the open market, vested restricted stock, and stock received upon exercise of stock options. Sales of Company control securities must comply with the requirements of Rule 144, which are summarized below:

• Current Public Information. The Company must have filed all SEC-required reports during the last 12 months or such shorter period that the Company was required to file such reports.

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Volume Limitations. For affiliates, total sales of Company common stock for any three-month period may not exceed the greater of: (i) 1% of the total number of outstanding shares of Company common stock, as reflected in the most recent report or statement published by the Company, or (ii) the average weekly reported volume of such shares traded during the four calendar weeks preceding the filing of the requisite Form 144.

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• Method of Sale. For affiliates, the shares must be sold either in a “broker’s transaction” or in a transaction directly with a “market maker.” A “broker’s transaction” is one in which the broker does no more than execute the sale order and receive the usual and customary commission. Neither the broker nor the selling person can solicit or arrange for the sale order. In addition, the selling person or Board member must not pay any fee or commission other than to the broker. A “market maker” includes a specialist permitted to act as a dealer, a dealer acting in the position of a block positioner, and a dealer who holds himself out as being willing to buy and sell Company common stock for his own account on a regular and continuous basis.

• Notice of Proposed Sale. For affiliates, a notice of the sale (a Form 144) may be required to be filed with the SEC at the time of the sale. Brokers generally have internal procedures for executing sales under Rule 144 and will assist the affiliate in completing the Form 144 and in complying with the other requirements of Rule 144.

Any Covered Person who is subject to Rule 144 must instruct their broker who handles trades in Company Securities to follow the brokerage firm’s Rule 144 compliance procedures in connection with all trades.

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